UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 31, 2016 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On May 31, 2016 (the “Closing Date”), Heska Corporation (the “Company”) closed the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) with Cuattro Veterinary, LLC (“Cuattro International”), Cuattro International Merger Subsidiary, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Kevin S. Wilson, and all of the members of Cuattro International (the “Members”). Pursuant to the Merger Agreement, on the Closing Date the Merger Sub was merged with and into Cuattro International (the “Merger”), with Cuattro International surviving the merger as a wholly-owned subsidiary of the Company. In addition, as of the Closing Date, Cuattro International was renamed Heska Imaging International, LLC, and the Company’s interest in both Heska Imaging International, LLC and Heska Imaging US, LLC was transferred to the Company’s wholly-owned subsidiary, Heska Imaging Global, LLC. Mr. Wilson is a founder of Cuattro International, Cuattro, LLC, Cuattro Software, LLC and Cuattro Medical, LLC. Mr. Wilson, Mrs. Wilson and trusts for the benefit of Mr. and Mrs. Wilson’s children and family own a 100% interest in Cuattro, LLC and a majority interest in Cuattro Medical, LLC. Cuattro, LLC owns a 100% interest in Cuattro Software, LLC and, prior to the Merger, owned a majority interest in Cuattro International.

Pursuant to the Merger Agreement, the Company issued 175,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), to the Members on the Closing Date, at an aggregate value equal to approximately $6.5 million based on the average per share price of the Common Stock as reported on the Nasdaq Stock Market for the ten trading days ending on the trading day prior to the Closing Date. These shares were issued to the Members in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

On the Closing Date, each of the Members executed lock-up agreements with the Company that restrict their ability to sell any of the shares of Common Stock received in the Merger until 180 days after the Closing Date.

A copy of the Merger Agreement was included as Exhibit 10.77 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission on March 15, 2016, and is incorporated by reference herein. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to full and complete terms of the Merger Agreement.

After giving effect to the Merger, the Company had 6,875,278 shares outstanding at the close of business on May 31, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: June 6, 2016	By: /s/ Jason A. Napolitano Jason A. Napolitano Chief Operating Officer, Chief Financial Officer, Executive Vice President and Secretary